                                                                    EXHIBIT 99.1
                                                                    ------------

                                View Tech, Inc.
                          Consolidated Balance Sheets

                                     ASSETS

                                                           December 31,      December 31,
                                                               1998              1997
                                                           ------------      ------------
CURRENT ASSETS:
     Cash and cash equivalents                              $   661,158      $  1,204,690
     Accounts receivable (net of reserves of $869,304
     and $658,656, respectively)                             14,091,912        13,326,667
     Inventory                                                4,410,166         2,532,456
     Other current assets                                       544,860           428,889
                                                            -----------      ------------
       Total Current Assets                                  19,708,096        17,492,702

PROPERTY AND EQUIPMENT, net                                   3,548,993         3,423,838
GOODWILL, net                                                 2,300,064         4,198,927
OTHER ASSETS                                                    688,365           696,701
                                                            -----------      ------------

                                                            $26,245,518       $25,812,168
                                                            ===========      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

    Accounts payable                                        $ 7,669,229      $ 7,168,763
    Current portion of long-term debt                           336,193          661,290
    Accrued payroll and related costs                         2,348,421        1,904,506
    Deferred revenue                                          1,940,579        1,087,161
    Accrued restructuring costs                               1,026,496               --
    Other current liabilities                                   657,432        1,371,248
                                                            -----------      -----------

      Total Current Liabilities                              13,978,350       12,192,968
                                                            -----------      -----------

LONG-TERM DEBT                                                5,196,653        5,342,368
                                                            -----------      -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, par value $.0001, authorized
     5,000,000 shares, none issued or outstanding
  Common stock, par value $.0001, authorized
     20,000,000 shares, issued and outstanding
     7,722,277 and 6,589,571 shares at December 31, 1998
     and December 31, 1997, respectively                            772              659
  Additional paid-in capital                                 15,261,591       13,653,624
  Accumulated deficit                                        (8,191,848)      (5,377,451)
                                                            -----------      -----------
                                                              7,070,515        8,276,832
                                                            -----------      -----------
                                                            $26,245,518      $25,812,168
                                                            ===========      ===========
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